Exhibit 99.1

[LOGO] RR DONNELLEY	[LOGO] Moore Wallace

RR DONNELLEY AND MOORE WALLACE AGREE TO COMBINE

Moore Wallace CEO Mark A. Angelson To Lead the New RR Donnelley

Accretive Combination Will Create Premier Full-Service Global Printer With Over

$8 Billion in Annual Revenues and $6 Billion in Market Value

Chicago, Toronto and New York—November 9, 2003—RR Donnelley (NYSE: DNY) and Moore Wallace Incorporated (NYSE/TSX: MWI) today announced that they have signed a definitive agreement to create the world’s premier full-service commercial printer with over $8 billion in annual revenues, a leading position in North America and approximately 50,000 employees worldwide. The combined company will provide customers with the industry’s broadest array of high-quality, long- and short-run print products and solutions, from magazines, telephone directories, books, catalogs, inserts and financial documents, to billing statements, outsourced customer communications, highly personalized direct mail, premedia, print fulfillment, labels, collateral materials, forms and logistics services. The Boards of Directors of both companies have unanimously approved the agreement.

The combined company will retain the RR Donnelley name and will be headquartered in Chicago. Upon closing of the transaction, Mark A. Angelson, Chief Executive Officer of Moore Wallace, will become CEO of the new RR Donnelley, succeeding William L. Davis, Chairman, President and CEO of RR Donnelley. Mr. Davis announced in July 2003 his intention to retire when a successor was identified. Longtime RR Donnelley Director Stephen M. Wolf is to become non-executive Chairman of the Board of the combined company.

Under the terms of the transaction, Moore Wallace shareholders will receive RR Donnelley shares based on a fixed exchange ratio of 0.63 of a RR Donnelley share for each Moore Wallace share. This represents $US17.66 in value per Moore Wallace share, or approximately $2.8 billion in total equity value, a premium of 16%, based on the closing stock prices of both companies on the New York Stock Exchange (NYSE) on

Friday, November 7, 2003. RR Donnelley will assume approximately $900 million in Moore Wallace debt.

The combined company will be traded on the NYSE under the ticker symbol DNY. Upon completion of the transaction, RR Donnelley and Moore Wallace shareholders will own, respectively, approximately 53% and 47% of the combined company. RR Donnelley is expected to maintain an investment grade credit rating and to maintain its annual dividend of $1.04 per share. RR Donnelley and Moore Wallace will contribute eight and seven directors, respectively, to the combined Board.

The transaction is expected to be accretive to RR Donnelley’s earnings in the first full year of operations, excluding the impact of transaction-related charges. In addition to significantly enhanced revenue opportunities, the combined company expects to generate cost savings of at least $100 million on an annualized basis in the first 12-24 months after the closing. These savings are anticipated to result from the elimination of duplicative administrative and infrastructure costs, reduction in procurement expenses, and asset rationalization. The combined company is also expected to generate substantial cash flow in the first year of consolidated operations.

William L. Davis, Chairman, President and CEO of RR Donnelley, said, “Today’s announcement is a tremendously positive step forward in the continued evolution and development of RR Donnelley. The transaction will place the new RR Donnelley among the Fortune 250. It is great news for our customers, our employees and our shareholders. I am especially pleased that Mark Angelson will be leading this company and look forward to a smooth transition.”

Mark A. Angelson, CEO of Moore Wallace, said, “This transaction is strategically and financially compelling, bringing together the industry’s most established and highly regarded companies and the industry’s most advanced technologies to create a dynamic new business platform. The combination will enable the new RR Donnelley to offer the world’s leading companies a comprehensive suite of print and related products and solutions that will meet the demands of our growing customer base. Through this combination, the new RR Donnelley will serve leading global, national, regional and local customers and will provide every printing need a company of any size could require.”

Mr. Angelson continued, “With a broad base of highly profitable businesses and a strategic approach to managing our capital, the new RR Donnelley will generate substantial cash flow after servicing the dividend and making disciplined capital expenditures. We will continue our commitment to use that cash flow on an accretive basis.”

Stephen M. Wolf, a Director of RR Donnelley, said, “Together, these two storied companies will have the scale and financial strength to compete successfully well into the future. Mark is a highly respected and superb leader with a solid track record in delivering growth and shareholder value, while maintaining a strong focus on customer satisfaction. The Board and I believe that he is the right person to take the combined company forward and deliver on its promise to all of its constituencies. I very much look forward to working with him in the years ahead.”

Alfred C. Eckert III, Chairman of the Moore Wallace Board, said, “We have created considerable equity for our shareholders and the prospects are excellent for continuing to build significant value. I am enthusiastic about this transaction and its potential. I look forward to serving on the Board of the new RR Donnelley and to chairing its newly-created Executive Committee.”

The transaction is subject to approval by RR Donnelley stockholders and Moore Wallace shareholders, and Ontario court approval of a plan of arrangement, which will provide for the compulsory exchange of each outstanding share of Moore Wallace for 0.63 of a RR Donnelley share. In addition, the transaction is subject to anti-trust clearance and Investment Canada approval, and is expected to close in the first quarter of 2004. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. It is expected to be taxable to Canadian shareholders of Moore Wallace.

Morgan Stanley provided mergers and acquisitions advice to RR Donnelley. Sidley Austin Brown & Wood LLP and Stikeman Elliott LLP provided legal counsel to RR Donnelley. Goldman, Sachs & Co. provided mergers and acquisitions advice to

Moore Wallace. Sullivan & Cromwell LLP and Osler, Hoskin & Harcourt LLP provided legal counsel to Moore Wallace.

A conference call discussing the transaction will be held on Monday, November 10, 2003 at 8:00 a.m. (CST) or 9:00 a.m. (EST). The toll-free dial-in number is 888-735-8703 and the number for participants located outside the U.S. is 706-634-6309. The U.S. replay number is 800-642-1687 (706-645-9291 for international participants) and for all participants wishing to listen to the replay the access code is 3926061. A replay of the call will be available from 11:00 a.m. (CST) or 12:00 p.m. (EST) on November 10, 2003 to 11:00 a.m. (CST) or 12:00 p.m. (EST) on November 17, 2003.

A slide presentation and live audio webcast of the call will also be available and archived on both companies’ web sites at www.rrdonnelley.com and www.moorewallace.com.

About RR Donnelley

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners, such as publishers, merchandisers, and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, IL, RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

About Moore Wallace

Moore Wallace is a leading single-source provider of print management and outsourced communications, delivering to its customers one of the widest array of products and services at one of the lowest total costs. The company operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial Print. The Forms and Labels business designs, manufactures and sells paper-based and electronic business forms and labels and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial Print business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services. For more information, visit the company’s web site at www.moorewallace.com.

This news release contains statements relating to future results of the combined company including statements (i) as to expected annual revenues of the combined company of $8 billion, (ii) that the transaction will be accretive to the combined company’s earnings in the first year of operations, excluding the impact of transaction-related charges, (iii) as to the expected generation of at least $100 million in cost savings in the first 12-24 months after the closing, on an annualized basis, (iv) that the combined company will generate substantial cash flow in the first year of consolidated operations, and (v) as to the expected maintenance of the annual dividend, as well as other anticipated, believed, planned, forecasted, expected, targeted and estimated results and the combined company’s outlook concerning future results, that are “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Factors relating to the completion of the transaction and the integration of the businesses that could cause material differences in the expected results of the combined company include, without limitation, the following: the development and execution of comprehensive plans for asset rationalization, the ability to eliminate duplicative overhead without excessive cost or adversely affecting the business, the potential loss of customers and employees as a result of the transaction, the ability to achieve procurement savings by leveraging total spending across the organization, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration of the combined companies without losing focus on the business. In addition, the ability of the combined company to achieve the expected revenues, accretion and synergy savings will also be affected by the effects of competition (in particular the response to the transaction in the marketplace), the effects of paper and other raw materials and fuel price fluctuations and shortages of supply, the rate of migration from paper-based forms to digital formats, the impact of currency fluctuations in the countries in which RR Donnelley and Moore Wallace operate, general economic and other factors beyond the combined company’s control, and other risks and uncertainties described from time to time in RR Donnelley’s and Moore Wallace’s periodic filings with United States and Canadian securities authorities, as applicable.

This communication is not a solicitation of a proxy from any security holder of Moore Wallace or RR Donnelley. Moore Wallace and RR Donnelley intend to file a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC) and the securities commissions or equivalent regulatory authorities in Canada. WE URGE INVESTORS IN RR DONNELLEY AND MOORE WALLACE TO CAREFULLY READ THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT RR DONNELLEY, MOORE WALLACE AND THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrator at www.sedar.com. Documents filed with the SEC by RR Donnelley will be available free of charge from Investor Relations, RR Donnelley, 77 West Wacker Drive, Chicago, IL 60601, Tel. (312) 326-8926. In addition, documents filed with the SEC by Moore Wallace will be available free of charge from Moore Wallace, One Canterbury Green, Stamford, CT 06901, Attention: Investor Relations, Tel. (203) 406-3825. RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley and Moore Wallace security holders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors will be included in the Joint Management Information Circular and Proxy Statement.

Satellite coordinates for RR Donnelley-Moore Wallace b-roll:

When: Sunday, November 9, 2003

Time: 6:30-6:45 PM ET

Coordinates: Telstar 6, Transponder C-15, DL: 4000 (V)

When: Monday, November 10, 2003

Time: 10-10:30 AM ET (fed in rotation)

Coordinates: Telstar 6, Transponder C-22, DL: 4140 (H)

When: Monday, November 10, 2003

Time: 1:30-2:00 PM ET (fed in rotation)

Coordinates: Telstar 5, Transponder C-19, DL: 4080 (V)

Contacts:

RR Donnelley	Moore Wallace

Investors:	Investors:
Lisa Mount: 312-326-8926	Julie Gottlieb: 203-406-3825

Media:	Media:
Katherine Divita: 312-326-8336	Abernathy MacGregor Group
or	Steve Frankel/Kenny Juarez
Citigate Sard Verbinnen	212-371-5999 or 917-324-3922
Judy Brennan: 312-895-4700
Jonathan Gasthalter: 212-687-8080

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